Exhibit 21

                              LIST OF SUBSIDIARIES


                        Subsidiary #1                      Subsidiary #2
                        -------------                      -------------
Name                    Moore Handley Machine              Old Lyme Corp.
                        Tool & Industrial, Inc.

State of Incorporation  Delaware                           Delaware

Percent of Ownership    100%                               100%





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